EXHIBIT 10.1

TRANSFER AND SALE AGREEMENT

by and between

HARLEY-DAVIDSON CREDIT CORP.,

as Seller

and

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.,

as Purchaser

Dated as of August 1, 2005

i

EXHIBITS

Exhibit A	Form of Assignment
Exhibit B	Form of Officer’s Certificate
Exhibit C	Form of Subsequent Purchase Agreement

ii

THIS AGREEMENT, dated as of August 1, 2005, is made by and between Harley-Davidson Credit Corp., a Nevada corporation, as seller hereunder (together with its successors and assigns “Harley-Davidson Credit” or “Seller”), and Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned subsidiary of Seller (together with its successors and assigns “Trust Depositor”), as purchaser hereunder.

WHEREAS, in the regular course of its business, Seller purchases and services (i) motorcycle conditional sales contracts from Harley-Davidson motorcycle retailers and (ii) motorcycle promissory note and security agreements from Eaglemark Savings Bank, each of which contracts provides for installment payment obligations by or on behalf of the retailer’s customer/purchaser and grants a security interest in the related motorcycle in order to secure such obligations;

WHEREAS, Seller and Trust Depositor wish to set forth the terms and conditions pursuant to which Trust Depositor will acquire from time to time the “Contract Assets,” as hereinafter defined; and

WHEREAS, Trust Depositor intends concurrently with its purchases from time to time of Contract Assets hereunder to convey all right, title and interest in such Contract Assets to Harley-Davidson Motorcycle Trust 2005-3 (the “Trust”) pursuant to the Sale and Servicing Agreement dated as of August 1, 2005 by and among Trust Depositor, Harley-Davidson Credit, as Servicer, the Trust, as issuer (the “Issuer”) and The Bank of New York Trust Company, N.A., as Indenture Trustee (as amended, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”), executed concurrently herewith;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, Seller and Trust Depositor agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.        General.  Unless otherwise defined in this Agreement, capitalized terms used herein (including in the preamble above) shall have the meanings assigned to them in the Sale and Servicing Agreement.

ARTICLE II

TRANSFER OF CONTRACTS; ASSIGNMENT OF AGREEMENT

Section 2.01.        Closing.  Subject to and upon the terms and conditions set forth in this Agreement, Seller hereby sells, transfers, assigns, sets over and otherwise conveys to Trust Depositor, in consideration of Trust Depositor’s payment of $468,011,605.65 in cash as the purchase price therefor, (i) all the right, title and interest of Seller in and to the Initial Contracts listed on the initial List of Contracts in effect on the Closing Date (including, without limitation, all security interests and all rights to receive payments which are collected pursuant thereto after the Initial Cutoff Date, including any liquidation proceeds therefrom, but excluding any rights to receive payments which were collected pursuant thereto on or prior to the Initial Cutoff Date), (ii) all rights of Seller under any physical damage or other individual insurance policy (including a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Contract Files, (v) all rights of Seller in the Lockbox, Lockbox Account and related Lockbox Agreement to the extent they relate to the Contracts, (vi) all rights (but not the obligations) of the Seller under any motorcycle dealer agreements between the dealers (i.e. originators of certain Contracts) and the Seller, (vii) all rights of Seller to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Contracts and (viii) all proceeds and products of the foregoing (items (i) - (viii), together with the additional assets referred to in Section 2.04 below which may be transferred from time to time in respect of Subsequent Contracts, being collectively referred to herein as the “Contract Assets”).  Although Seller and Trust Depositor agree that any such transfer is intended to be a sale of ownership in the Contract Assets, rather than the mere granting of a security interest to secure a borrowing, in the event such transfer is deemed to be of a mere security interest to secure indebtedness, Seller shall be deemed to have granted Trust Depositor a perfected first priority security interest in such Contract Assets and this Agreement shall constitute a security agreement under applicable law.  If such transfer is deemed to be the mere granting of a security interest to secure a borrowing, Trust Depositor may, to secure Trust Depositor’s own borrowing under the Sale and Servicing Agreement (to the extent that the transfer of the Contract Assets thereunder is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign (i) all or a portion of the Contract Assets pledged to Trust Depositor and not released from the security interest of this Agreement at the time of such pledge and assignment, and (ii) all proceeds thereof.  Such repledge and reassignment may be made by Trust Depositor with or without a repledge and reassignment by Trust Depositor of its rights under this Agreement, and without further notice to or acknowledgment from Seller.  Seller waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against Trust Depositor or any assignee of Trust Depositor relating to such action by Trust Depositor in connection with the transactions contemplated by the Sale and Servicing Agreement.

Section 2.02.        Conditions to the Closing.  On or before the Closing Date, Seller shall deliver or cause to be delivered to Trust Depositor each of the documents, certificates and other items as follows:

(a)           The initial List of Contracts, certified by the Chairman of the Board, President or any Vice President of Seller together with an Assignment substantially in the form attached as Exhibit A hereto.

(b)           A certificate of an officer of Seller substantially in the form of Exhibit B hereto.

(c)           An opinion of counsel for Seller substantially in the form of Exhibit D to the Sale and Servicing Agreement.

(d)           A letter or letters from Ernst & Young LLP, or another nationally recognized accounting firm, addressed to Trust Depositor and the Issuer and the Trustees and stating that such firm has reviewed a sample of the Initial Contracts and performed specific procedures for such sample with respect to certain contract terms and identifying those Initial Contracts which do not so conform.

(e)           Copies of resolutions of the Board of Directors of Seller or of the Executive Committee of the Board of Directors of Seller approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of Seller.

(f)            Officially certified recent evidence of due incorporation and good standing of Seller under the laws of Nevada.

(g)           Evidence of proper filing with the appropriate office in Nevada of a UCC financing statement naming Seller as debtor, naming Trust Depositor as assignor secured party and the Issuer as secured party, and listing the Contract Assets as collateral as well as evidence of proper filing with the appropriate office in Delaware of a UCC financing statement naming the Issuer as debtor, naming the Indenture Trustee, as secured party, and listing the Contract Assets as collateral.

(h)           An Officer’s Certificate from Seller certifying that the Seller, on or prior to the Closing Date, has indicated in its computer files, in accordance with its customary standards, policies and procedures, that the Contracts have been conveyed to the Trust Depositor pursuant to this Agreement.

(i)            The documents, certificates and other items described in Section 2.02 of the Sale and Servicing Agreement, to the extent not already described above.

Section 2.03.        Assignment of Agreement.  Trust Depositor has the right to assign its interest under this Agreement to the Issuer as may be required to effect the purposes of the Sale and Servicing Agreement, without further notice to, or consent of, Seller, and the Issuer shall succeed to such of the rights of Trust Depositor hereunder as shall be so assigned.  Seller acknowledges that, pursuant to the Sale and Servicing Agreement, Trust Depositor will assign all of its right, title and interest in and to the Contract Assets and its right to exercise the remedies created by Section 5.01 hereof for breaches of representations and warranties of Seller contained in Sections 3.01, 3.02, 3.03 and 3.04 hereof to the Issuer and the Indenture Trustee for the benefit of the Noteholders.  Seller agrees that, upon such assignment to the Issuer and the Indenture

Trustee, such representations will run to and be for the benefit of the Issuer and the Indenture Trustee and the Issuer and the Indenture Trustee may enforce directly without joinder of Trust Depositor, the obligations of Seller set forth herein.

Section 2.04.        Subsequent Contracts.  (a) Subject to and upon the terms and conditions set forth in paragraph (b) below and in the related Subsequent Purchase Agreement, Seller hereby agrees to sell, transfer, assign, set over and otherwise convey to Trust Depositor, in consideration of Trust Depositor’s payment on the related Subsequent Transfer Date of the purchase price therefor (as set forth in the related Subsequent Purchase Agreement), and Trust Depositor hereby agrees to purchase, (i) all the right, title and interest of Seller in and to the Subsequent Contracts listed on the related Subsequent List of Contracts (including, without limitation, all security interests and all rights to receive payments which are collected pursuant thereto after the applicable Subsequent Cutoff Date, including any liquidation proceeds therefrom, but excluding any rights to receive payments which were collected pursuant thereto on or prior to such Subsequent Cutoff Date), (ii) all rights of Seller under any physical damage or other individual insurance policy (including a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Subsequent Contract, an Obligor or a Motorcycle securing such Subsequent Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Contract Files, (v) all rights of Seller in the Lockbox, Lockbox Account and related Lockbox Agreement to the extent they relate to the Subsequent Contracts, (vi) all rights (but not the obligations) of the Seller under any motorcycle dealer agreements between the dealers (i.e. originators of certain Subsequent Contracts) and the Seller, (vii) all rights of Seller to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Subsequent Contracts and (viii) all proceeds and products of the foregoing (items (i) - (viii), upon consummation of any above-described purchase, becoming part of the “Contract Assets”).  Seller agrees, subject to the terms and conditions herein applicable to transfers of Subsequent Contracts, to sell an aggregate Principal Balance of Subsequent Contracts at or prior to the end of the Funding Period equal to the Pre-Funded Amount on the Closing Date.

(b)           Seller shall transfer to Trust Depositor, and Trust Depositor shall purchase, the Subsequent Contracts and related assets to be transferred on any Subsequent Transfer Date only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

(i)            The Seller shall have provided the Trustees, the Underwriters and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Contracts;

(ii)           the Funding Period shall not have terminated;

(iii)          the Seller shall have delivered to the Trust Depositor a duly executed Purchase Agreement in substantially the form of Exhibit C hereto (the “Subsequent

Purchase Agreement”), which shall include a Subsequent List of Contracts listing the Subsequent Contracts being purchased;

(iv)          as of each Subsequent Transfer Date, neither the Seller nor the Trust Depositor was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(v)           each Rating Agency shall have notified the Trust Depositor and the Trustees that following such transfer, and the transfer immediately thereafter of the Subsequent Contracts to the Trust, the Class A-1 Notes and the Class A-2 Notes will be rated in the highest rating category by such Rating Agency and the Class B Notes will be rated at least “A” by Standard & Poor’s and “A3” by Moody’s;

(vi)          such addition will not result in a material adverse tax consequence to the Issuer or the Noteholders as evidenced by an Opinion of Counsel to be delivered by the Seller to the Issuer, the Trustees, and the Underwriters;

(vii)         the Seller shall have delivered to the Rating Agencies and to the Underwriters one or more opinions of counsel (or bring-downs of opinions of counsel delivered on the Closing Date) with respect to the transfer of the Subsequent Contracts substantially in the form of the opinions of counsel delivered to such Persons on the Closing Date;

(viii)        the Seller shall have taken any action necessary to maintain the first perfected ownership interest of the Trust in the Trust Corpus and the first perfected security interest of the Trust Depositor in the Contract Assets, the Trust in the Trust Corpus and the Indenture Trustee in the Reserve Fund Deposits; and

(ix)           no selection procedures believed by the Seller to be adverse to the interests of the Noteholders shall have been utilized in selecting the Subsequent Contracts.

(c)           Seller agrees to pay all reasonable out-of-pocket expenses in connection with any request for the conveyance of Subsequent Contracts, whether or not such conveyance is actually consummated.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Seller makes the following representations and warranties, on which Trust Depositor will rely in purchasing the initial Contract Assets on the Closing Date (and any Subsequent Contracts on the related Subsequent Transfer Date) and concurrently reconveying the same to the Trust, and on which the Trust, the Indenture Trustee and the Noteholders will rely under the Sale and Servicing Agreement.  Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Contracts, and as of the applicable

Subsequent Transfer Date in the case of Subsequent Contracts, but shall survive the sale, transfer and assignment of the Contracts to the Trust and the pledge of the Contracts to the Indenture Trustee.  The repurchase obligation of Seller set forth in Section 5.01 below and in Section 7.08 of the Sale and Servicing Agreement constitutes the sole remedy available for a breach of a representation or warranty of Seller set forth in Section 3.02, 3.03 or 3.04 of this Agreement.

Section 3.01.        Representations and Warranties Regarding Seller.  Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Contracts, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Contracts, that:

(a)           Organization and Good Standing.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged.  Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of Seller or Trust Depositor.  Seller is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Contracts in accordance with the terms of the Sale and Servicing Agreement.

(b)           Authorization; Binding Obligation.  Seller has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Seller is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Seller is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party.  This Agreement and the other Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligation of Seller enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)           No Consent Required.  Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Seller is a party.

(d)           No Violations.  Seller’s execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Seller is a party or by which Seller or any of Seller’s properties may be bound.

(e)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Seller threatened, against Seller or any of its properties or with respect to this Agreement or any other Transaction Document to which the Seller is a party which, if adversely determined, would in the opinion of Seller have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller or the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party.

(f)            State of Incorporation; Name; No Changes.  Seller’s state of incorporation is the State of Nevada.  Seller’s exact legal name is as set forth in the first paragraph of this Agreement.  Seller has not changed its name whether by amendment of its Articles of Incorporation, by reorganization or otherwise, and has not changed its state of incorporation, within the four months preceding the Closing Date.

(g)           Operations.  Approximately 5.0% of the aggregate principal balance of contracts financed from time to time by the Seller are secured by motorcycles manufactured by Buell.

(h)           Solvency.  The Seller, after giving effect to the conveyances made by it hereunder, is Solvent.

Section 3.02.        Representations and Warranties Regarding Each Contract.  Seller represents and warrants as to each Contract as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Contracts, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Contracts, that:

(a)           List of Contracts.  The information set forth in the List of Contracts (or Subsequent List of Contracts, in the case of Subsequent Contracts) is true, complete and correct in all material respects as of the Initial Cutoff Date or applicable Subsequent Cutoff Date, as the case may be.

(b)           Payments.  As of the Initial Cutoff Date or applicable Subsequent Cutoff Date, as the case may be, the most recent scheduled payment with respect to any Contract either had been made or was not delinquent for more than 30 days.  To the best of Seller’s knowledge, all payments made on each Contract were made by the respective Obligor or under a debt insurance policy or debt cancellation agreement.

(c)           No Waivers.  As of the Closing Date (or the applicable Subsequent Transfer Date, in the case of Subsequent Contracts), the terms of the Contracts have not been waived, altered or modified in any respect, except by instruments or documents included in the related Contract File.

(d)           Binding Obligation.  Each Contract is a legal, valid and binding payment obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally.

(e)           No Defenses.  No Contract is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of such Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

(f)            Insurance.  The Seller, in accordance with its policies and procedures, has determined that, as of the date of origination of each Contract, the related Obligor had obtained or agreed to obtain physical damage insurance covering the Motorcycle.  The terms of each Contract require that for the term of such Contract the Motorcycle securing such Contract will be covered by physical damage insurance.

(g)           Origination.  Each Contract (i) was originated by a Harley-Davidson motorcycle dealer or by Eaglemark Savings Bank, in each case, in the regular course of its business, (ii) was fully and properly executed by the parties thereto, and (iii) has been purchased by Seller in the regular course of its business.  Each Contract was sold by such motorcycle dealer or Eaglemark Savings Bank, as the case may be, to the Seller without any fraud or misrepresentation on the part of such motorcycle dealer or Eaglemark Savings Bank.

(h)           Lawful Assignment.  No Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the sale, transfer and assignment of the Contract under this Agreement or under the Sale and Servicing Agreement or the pledge of the Contract under the Indenture unlawful, void or voidable.

(i)            Compliance with Law.  None of the Contracts, the origination of the Contracts by Harley-Davidson motorcycle dealers or Eaglemark Savings Bank, the purchase of the Contracts by the Seller, the sale of the Contracts by the Seller to the Trust Depositor or by the Trust Depositor to the Trust, or any combination of the foregoing, violated at the time of origination or as of the Closing Date or as of any Subsequent Transfer Date, as applicable, in any material respect any requirement of any federal, state or local law and regulations thereunder, including, without limitation, usury, truth in lending, motor vehicle installment loan and equal credit opportunity laws, applicable to the Contracts and the sale of Motorcycles.

(j)            Contract in Force.  As of the Closing Date (or the applicable Subsequent Transfer Date in the case of Subsequent Contracts), no Contract has been satisfied or subordinated in whole or in part or rescinded, and the related Motorcycle securing any Contract has not been released from the lien of the Contract in whole or in part.

(k)           Valid Security Interest.  Each Contract creates a valid, subsisting and enforceable first priority perfected security interest in favor of Seller or Eaglemark Savings Bank (as the case may be) in the Motorcycle covered thereby, and such security interest has been validly assigned by Eaglemark Savings Bank to Seller (where applicable) and by Seller to the Trust Depositor.  Seller’s security interest has been validly assigned by the Seller to the Trust Depositor pursuant to this Agreement and by the Trust Depositor to the Issuer pursuant to the Sale and Servicing Agreement.  Immediately prior to the transfer, assignment and conveyance thereof, each Contract is secured by a first priority, validly perfected security interest in the Motorcycle covered thereby in favor of the Seller or Eaglemark Savings Bank as secured party or all necessary and appropriate actions have been commenced that would result in a first priority, validly perfected security interest in the Motorcycle covered thereby in favor of the Seller or Eaglemark Savings Bank as secured party, except, in each case, as to priority for any lien for taxes, labor, materials or of any state law enforcement agency affecting a Motorcycle.

(l)            Good Title.  Each Contract was purchased by Seller for value and taken into possession prior to the Initial Cutoff Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts) in the ordinary course of its business, without knowledge that the Contract was subject to a security interest.  No Contract has been sold, assigned or pledged to any person other than Trust Depositor and the Issuer as the transferee of Trust Depositor, and prior to the transfer of the Contract to Trust Depositor, Seller had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof and had full right to transfer the Contract to Trust Depositor, and, immediately upon the transfer of each Contract by the Seller, the Trust Depositor shall have good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and, immediately upon the transfer of each Contract by the Trust Depositor, the Issuer shall have good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest.

(m)          No Defaults.  As of the Initial Cutoff Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts), no default, breach, violation or event permitting acceleration existed with respect to any Contract and no event had occurred which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract.  Seller has not waived any such default, breach, violation or event permitting acceleration, and Seller has not granted any extension of payment terms on any Contract.  As of the Initial Cutoff

Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts), no Motorcycle had been repossessed.

(n)           No Liens.  As of the Closing Date (or the applicable Subsequent Transfer Date in the case of Subsequent Contracts) there are, to the best of Seller’s knowledge, no liens or claims which have been filed for work, labor or materials affecting the Motorcycle securing any Contract which are liens prior to, or equal with, the lien of such Contract.

(o)           Installments.  Each Contract has a fixed Contract Rate and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple-interest basis over its term.

(p)           Enforceability.  Each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

(q)           One Original.  Each Contract is evidenced by only one original executed Contract, which original has been delivered to the Issuer or its designee on or before the Closing Date (or the applicable Subsequent Transfer Date in the case of Subsequent Contracts).

(r)            No Government Obligors.  No Obligor is the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

(s)           Lockbox Bank.  The Lockbox Bank is the only institution holding any Lockbox Account for receipt of payments from Obligors, and all Obligors have been instructed to make payments to the Lockbox Account (either directly by remitting payments to the Lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the Servicer which payments will be subsequently transferred from such account to one or more Lockbox Banks), and no person claiming through or under Seller has any claim or interest in the Lockbox Account other than the Lockbox Bank; provided, however, that other “Trusts” (as defined in the Lockbox Agreement) shall have an interest in certain other collections therein not related to the Contracts.

(t)            Obligor Bankruptcy.  At the Initial Cutoff Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts), no Obligor was subject to a bankruptcy proceeding (according to the records of the Seller) within the one year preceding such Cutoff Date.

(u)           Chattel Paper.  The Contracts constitute tangible chattel paper within the meaning of the UCC.

(v)           Contract Not Assumable.  No Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Trust Depositor with respect to such Contract.

(w)          Selection Criteria.  Each Contract is secured by a new or used Motorcycle.  No Contract has a Contract Rate less than 1.99%.  Each Contract amortizes the amount financed over an original term no greater than 84 months.  Each Contract has a Principal Balance of at least $500.00 as of the related Cutoff Date.

Section 3.03.        Representations and Warranties Regarding the Contracts in the Aggregate.  Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Contracts, and, if applicable, as of the applicable Subsequent Transfer Date, in the case of Subsequent Contracts, that:

(a)           Amounts.  The sum of the aggregate Principal Balances payable by Obligors under the Contracts as of the Initial Cutoff Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts), plus the Pre-Funded Amount as of such date, equals or exceeds the sum of the principal balance of the Class A-1 Notes, the Class A-2 Notes and the Class B Notes on the Closing Date or the related Subsequent Transfer Date, as applicable.

(b)           Characteristics.  The Initial Contracts have the following characteristics: (i) all the Contracts are secured by Motorcycles; (ii) no Initial Contract has a remaining maturity of more than 84 months; and (iii) the final scheduled payment on the Initial Contract with the latest maturity is due no later than August 2012.  Approximately 80.11% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans for purchases of new Motorcycles and approximately 19.89% is attributable to loans for purchases of used Motorcycles.  No Initial Contract was originated after the Initial Cutoff Date.  No Initial Contract has a Contract Rate less than 3.987%.  The last scheduled payment date of the Contracts (including any Subsequent Contracts) is due no later than November 2012.  Approximately 98.38% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans for purchases of Motorcycles manufactured by Harley-Davidson or Buell and approximately 1.62% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans for purchases of Motorcycles not manufactured by Harley-Davidson or Buell.

(c)           Marking Records.  As of the Closing Date (or the applicable Subsequent Transfer Date in the case of Subsequent Contracts), Seller has caused the Computer File relating to the Contracts sold hereunder and concurrently reconveyed by Trust Depositor to the Trust and pledged by the Trust to the Indenture Trustee to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust, are owned by the Trust and constitute security for the Notes.

(d)           No Adverse Selection.  No selection procedures adverse to Noteholders have been employed in selecting the Contracts.

(e)           True Sale.  The transactions contemplated by this Agreement and the Sale and Servicing Agreement constitute valid sales, transfers and assignments from Seller to Trust Depositor and from Trust Depositor to the Trust of all of Seller’s right, title and interest in the Contract Assets as of the Closing Date and any Subsequent Transfer Date, as applicable.

(f)            All Filings Made.  All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Trustee a first priority perfected lien on, or ownership interest in, the Contracts and the proceeds thereof and the rest of the Trust Corpus have been made, taken or performed.

(g)           Delta Loans.  No more than 11.00% of the Principal Balance of the Contracts as of the end of the Funding Period is attributable to Delta Loans.

Section 3.04.        Representations and Warranties Regarding the Contract Files.  Seller represents and warrants as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Contracts, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Contracts, that:

(a)           Possession.  Immediately prior to the Closing Date or any Subsequent Transfer Date, the Servicer, or its custodian, will have possession of each original Contract and the related complete Contract File.  Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces.  All blanks on any form have been properly filled in and each form has otherwise been correctly prepared.  The complete Contract File for each Contract currently is in the possession of the Servicer or its custodian.

(b)           Bulk Transfer Laws.  The transfer, assignment and conveyance of the Contracts and the Contract Files by Seller pursuant to this Agreement or any Subsequent Purchase Agreement and by Trust Depositor pursuant to the Sale and Servicing Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

ARTICLE IV

PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

Section 4.01.        Custody of Contracts.  The contents of each Contract File shall be held by the Servicer, or its custodian, for the benefit of the Trust as the owner thereof in accordance with the Sale and Servicing Agreement.

Section 4.02.        Filing.  On or prior to the Closing Date and each Subsequent Transfer Date, Seller shall cause the UCC financing statement(s) referred to in Section 2.02(g) hereof and in Section 2.02(g) of the Sale and Servicing Agreement to be filed and from time to time Seller shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as Trust Depositor or the Trust may reasonably request to perfect and protect the Trust Depositor’s and the Trust’s ownership interest in the Contract Assets against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.  The Seller authorizes the Trust Depositor to file financing statements describing the Contract Assets as collateral.  All financing statements filed or to be filed against the Seller in favor of the Trust Depositor or the Trust in connection herewith describing the Contract Assets as collateral shall contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Transfer and Sale Agreement or Sale and Servicing Agreement, will violate the rights of the Secured Party.”

Section 4.03.        Name Change or Relocation.  (a) During the term of this Agreement, Seller shall not change its name, identity or structure or state of incorporation without first giving at least 30 days’ prior written notice to Trust Depositor and to the Trustees.

(b)           If any change in Seller’s name, identity or structure or other action would make any financing or continuation statement or notice of ownership interest or lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, Seller, no later than five days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Trust Depositor’s and the Trust’s interests in the Contract Assets and proceeds thereof.  In addition, Seller shall not change its state of incorporation unless it has first taken such action as is advisable or necessary to preserve and protect the Trust Depositor’s and the Trusts’ interest in the Contract Assets.  Promptly after taking any of the foregoing actions, Seller shall deliver to Trust Depositor and the Trustees an opinion of counsel stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the interests of the Trust Depositor and the Trust in the Contract Assets have been filed, and reciting the details of such filing.

Section 4.04.        Costs and Expenses.  Seller agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of (i) Trust Depositor’s, the Issuer’s and the Indenture Trustee’s right, title and interest in and to the Contract Assets (including, without limitation, the security interest in the Motorcycles related thereto) and (ii) the security interests provided for in the Indenture.

Section 4.05         Sale Treatment.  Each of Seller and Trust Depositor shall treat the transfer of Contract Assets made hereunder (including in respect of Subsequent Contracts) for all purposes (including tax and financial accounting purposes) as a sale and purchase on all of its relevant books, records, financial statements and other applicable documents.

Section 4.06         Separateness from Trust Depositor.  The Seller agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Winston & Strawn LLP (or in any related certificate of Seller) delivered on the Closing Date, upon which the conclusions expressed therein are based.

Section 4.07         Protection of Security Interests.  The Seller agrees to deliver an Officer’s Certificate to the Owner Trustee and the Indenture Trustee, as promptly as practicable after the Closing Date (or Subsequent Transfer Date, as the case may be), and in any event within 60 days thereof, certifying that the Seller’s compliance officer has reviewed the original of each Initial Contract and each related Contract File, that each Initial Contract and related Contract File conforms in all material respects with the initial List of Contracts and each such Contract File is complete and that each document required be an original.

ARTICLE V

REMEDIES UPON MISREPRESENTATION

Section 5.01.        Repurchases of Contracts for Breach of Representations and Warranties.  Seller hereby agrees, for the benefit of the Issuer, the Indenture Trustee and the Trust Depositor, that it shall repurchase a Contract including any Subsequent Contracts (together with all related Contract Assets), at its Repurchase Price, not later than two Business Days prior to the first Determination Date after Seller becomes aware, or should have become aware, or receives written notice from Trust Depositor, either of the Trustees or the Servicer of any breach of a representation or warranty of Seller set forth in Article III of this Agreement that materially adversely affects Trust Depositor’s or the Trust’s interest in such Contract (without regard to the benefits of the Reserve Fund) and which breach has not been cured; provided, however, that with respect to any Contract described on the List of Contracts with respect to an incorrect unpaid Principal Balance which Seller would otherwise be required to repurchase pursuant to this Section 5.01 and Section 7.08 of the Sale and Servicing Agreement, Seller may, in lieu of repurchasing such Contract, deposit in the Collection Account not later than two Business Days prior to such Determination Date cash in an amount sufficient to cure any deficiency or discrepancy; and provided further that with respect to a breach of a representation or warranty relating to the Contracts in the aggregate and not to any particular Contract, Seller may select Contracts (without adverse selection) to repurchase such that had such Contracts not been reconveyed by Trust Depositor and included as part of the Trust there would have been no breach of such representation or warranty; provided further that the failure to maintain perfection of the security interest in the Motorcycle securing a Contract in accordance with the Sale and Servicing Agreement, shall be deemed to be a breach materially and adversely affecting the Trust’s interest in the Contracts or in the related Contract Assets.  Notwithstanding any other provision of this Agreement, the obligation of Seller under this Section 5.01 and under Section 7.08 of the Sale and Servicing Agreement shall not terminate upon a Service Transfer pursuant to Article VIII of the Sale and Servicing Agreement.

ARTICLE VI

INDEMNITIES

Section 6.01.        Seller Indemnification.  Seller will defend and indemnify Trust Depositor, the Trust, the Trustees, any agents of the Trustees and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, joint or several, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from (i) this Agreement or the use, ownership or operation of any Motorcycle by Seller or the Servicer or any Affiliate of either, (ii) any representation or warranty or covenant made by Seller in this Agreement being untrue or incorrect (subject to the second sentence of the preamble to Article III of this Agreement above), and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment thereto or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in conformity with information furnished to Trust Depositor by Seller specifically for use therein.  Notwithstanding any other provision of this Agreement, the obligation of Seller under this Section 6.01 shall not terminate upon a Service Transfer pursuant to Article VIII of the Sale and Servicing Agreement and shall survive any termination of that agreement or this Agreement.

Section 6.02.        Liabilities to Obligors.  No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trustees, the Trust or the Noteholders under or as a result of this Agreement and the transactions contemplated hereby.

Section 6.03.        Tax Indemnification.  Seller agrees to pay, and to indemnify, defend and hold harmless the Trust Depositor, the Trust, the Trustees or the Noteholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to Trust Depositor hereunder and the concurrent reconveyance to the Trust and the further pledge by the Trust to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Notes) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by Seller under this Agreement or the Servicer under the Sale and Servicing Agreement or imposed against the Trust, a Noteholder or otherwise.  Notwithstanding any other provision of this Agreement, the obligation of Seller under this Section 6.03 shall not terminate upon a Service Transfer pursuant to Article VIII of the Sale and Servicing Agreement and shall survive any termination of this Agreement.

Section 6.04.        Operation of Indemnities.  Indemnification under this Article VI shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation.  If Seller has made any indemnity payments to Trust Depositor or the Trustees pursuant to this Article VI and Trust Depositor or the Trustees thereafter collects any of such amounts from others, Trust Depositor or the Trustees will repay such amounts collected to Seller, except that any payments received by Trust Depositor or the Trustees from an insurance provider as a result of the events under which the Seller’s indemnity payments arose shall be repaid prior to any repayment of the Seller’s indemnity payment.

ARTICLE VII

MISCELLANEOUS

Section 7.01.        Prohibited Transactions with Respect to the Trust.  Seller shall not:

(a)           Provide credit to any Noteholder for the purpose of enabling such Noteholder to purchase Notes;

(b)           Purchase any Notes in an agency or trustee capacity; or

(c)           Except in its capacity as Servicer as provided in the Sale and Servicing Agreement, lend any money to the Trust.

Section 7.02.        Merger or Consolidation.  (a) Except as otherwise provided in this Section 7.02, Seller will keep in full force and effect its existence, rights and franchises as a Nevada corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Contracts and to perform its duties under this Agreement.

(b)           Any person into which Seller may be merged or consolidated, or any corporation or other entity resulting from such merger or consolidation to which Seller is a party, or any person succeeding to the business of Seller, shall be the successor to Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(c)           Upon the merger or consolidation of the Seller as described in this Section 7.02, the Seller shall provide Standard & Poor’s and Moody’s notice of such merger or consolidation within thirty (30) days after completion of the same.

Section 7.03.        Termination.  This Agreement shall terminate (after distribution of any Note Distributable Amount due pursuant to Section 7.05 of the Sale and Servicing Agreement) on the Distribution Date on which the principal balance of the Class A-1 Notes, Class A-2 Notes and the Class B Notes is reduced to zero; provided, that Seller’s representations and warranties and indemnities by Seller shall survive termination.

Section 7.04.        Assignment or Delegation by Seller.  Except as specifically authorized hereunder, Seller may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Trust Depositor and the Trustees, and any attempt to do so without such consent shall be void.

Section 7.05.        Amendment.  (a) This Agreement may be amended from time to time by Seller and Trust Depositor, with notice to the Rating Agencies, but without the consent of the Trustees or any of the Noteholders to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein, therein or in the Prospectus, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Prospectus; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for Seller acceptable to the Trustees, adversely affect the interests of any Noteholder.

(b)           This Agreement may also be amended from time to time by Seller and Trust Depositor, with the consent of the Required Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Indenture Trustee for the benefit of Noteholders; provided, however, that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Note or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes then outstanding.

(c)           Promptly after the execution of any amendment or consent pursuant to this Section 7.05, Trust Depositor shall furnish written notification of the substance of such amendment and a copy of such amendment to each Trustee and each Rating Agency.

(d)           It shall not be necessary for the consent of Noteholders under this Section 7.05 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustees may prescribe.

(e)           Upon the execution of any amendment or consent pursuant to this Section 7.05, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every holder of Notes theretofore or thereafter issued hereunder shall be bound thereby.

Section 7.06.        Notices.  All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient at the address for such recipient set forth in the Sale and Servicing Agreement.

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

All communications and notices pursuant hereto to Noteholders shall be in writing and delivered or mailed at the address shown in the Note Register.

Section 7.07.        Merger and Integration.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 7.08.        Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.09.        Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois.

Section 7.10.        No Bankruptcy Petition.  The Seller covenants and agrees that, prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding Securities, as well as any other amounts distributable or payable from the Trust Estate, together with any other amounts owing in respect of obligations of the Trust Depositor, it will not institute against, or solicit or join in or cooperate with or encourage any Person to institute against, the Trust Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United State or any State of the United States.  This Section 7.10 shall survive termination of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

By:	/s/ PERRY A. GLASSGOW
Printed Name: Perry A. Glassgow
Title: Vice President and Treasurer

HARLEY-DAVIDSON CREDIT CORP.

By:	/s/ PERRY A. GLASSGOW
Printed Name: Perry A. Glassgow
Title: Vice President and Treasurer

Signature Page to Transfer and
Sale Agreement

Exhibit A

Transfer and Sale

Agreement

FORM OF ASSIGNMENT

In accordance with the Transfer and Sale Agreement (the “Agreement”) dated as of August 1, 2005 made by and between the undersigned, as seller thereunder (“Seller”), and Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned subsidiary of Seller (“Trust Depositor”), as purchaser thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to Trust Depositor (i) all the right, title and interest of Seller in and to the Initial Contracts listed on the initial List of Contracts in effect on the Closing Date (including, without limitation, all security interests and all rights to receive payments which are collected pursuant thereto after the Initial Cutoff Date, including any liquidation proceeds therefrom, but excluding any rights to receive payments which were collected pursuant thereto on or prior to the Initial Cutoff Date), (ii) all rights of Seller under any physical damage or other individual insurance policy (including a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Contract Files, (v) all rights of Seller in the Lockbox, Lockbox Account and related Lockbox Agreement to the extent they relate to the Contracts, (vi) all rights (but not the obligations) of the Seller under any motorcycle dealer agreements between the dealers (i.e. originators of certain Contracts) and the Seller, (vii) all rights of Seller to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Contracts and (viii) all proceeds and products of the foregoing

This Assignment is made pursuant to and in reliance upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of August 1, 2005 made by and among the undersigned, as servicer, the Trust Depositor, Harley-Davidson Motorcycle Trust 2005-3, as issuer, and The Bank of New York Trust Company, N.A., as indenture trustee.

A-1

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this         day of August, 2005.

HARLEY-DAVIDSON CREDIT CORP.

By:
Printed Name: Perry A. Glassgow
Title: Vice President and Treasurer

A-2

Exhibit B

Transfer and Sale

Agreement

FORM OF OFFICER’S CERTIFICATE

(See Exhibit C to the Sale and Servicing Agreement)

B-1

Exhibit C

Transfer and Sale

Agreement

FORM OF SUBSEQUENT PURCHASE AGREEMENT

SUBSEQUENT PURCHASE AGREEMENT (the “Agreement”), dated as of                      ,              , by and among Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Trust Depositor”), and Harley-Davidson Credit Corp., a Nevada corporation (the “Seller”), pursuant to the Transfer and Sale Agreement referred to below.

WITNESSETH:

WHEREAS, the Trust Depositor and the Seller are parties to the Transfer and Sale Agreement, dated as of August 1, 2005 (the “Transfer and Sale Agreement”);

WHEREAS, pursuant to the Transfer and Sale Agreement, the Seller wishes to sell the Subsequent Contracts to the Trust Depositor, and the Trust Depositor wishes to purchase the same, for the purchase price set forth in Section 3 below; and

WHEREAS, the Seller has timely delivered an Addition Notice related to such conveyance as required in the Sale and Servicing Agreement dated as of August 1, 2005 among the Seller (in the capacity of Servicer thereunder), the Issuer as defined therein, the Trust Depositor and the Indenture Trustee as defined therein (the “Sale and Servicing Agreement”).

NOW, THEREFORE, the Trust Depositor and the Seller hereby agree as follows:

Section 1.              Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

“Subsequent Cutoff Date” shall mean, with respect to the Subsequent Contracts transferred hereby, [                    ].

“Subsequent Contracts” shall mean, for purposes of this Agreement, the Subsequent Contracts listed in the Subsequent List of Contracts attached hereto as Exhibit A.

“Subsequent Transfer Date” shall mean, with respect to the Subsequent Contracts transferred hereby, [                    ].

Section 2.              Subsequent List of Contracts.  The Subsequent List of Contracts attached hereto as Exhibit A is a supplement to the initial List of Contracts attached as Exhibit H to the Sale and Servicing Agreement.  The Contracts listed in the Subsequent List of Contracts constitute the Subsequent Contracts to be transferred pursuant to this Agreement on the subsequent Transfer Date.

Section 3.              Transfer of Subsequent Contracts.  Subject to and upon the terms and conditions set forth in Section 2.04(b) of the Transfer and Sale Agreement and this Agreement, Seller hereby sells, transfers, assigns, sets over and otherwise conveys to Trust Depositor, in consideration of Trust Depositor’s payment of $[                ] as the purchase price therefor, (i) all the right, title and interest of Seller in and to the Subsequent Contracts listed on the related Subsequent List of Contracts (including, without limitation, all security interests and all rights to receive payments which are collected pursuant thereto after the applicable Subsequent Cutoff Date, including any liquidation proceeds therefrom, but excluding any rights to receive payments which were collected pursuant thereto on or prior to such Subsequent Cutoff Date), (ii) all rights of Seller under any physical damage or other individual insurance policy (including a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Subsequent Contract, an Obligor or a Motorcycle securing such Subsequent Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Subsequent Contract Files, (v) all rights of Seller in the Lockbox, Lockbox Account and related Lockbox Agreement to the extent they relate to the Subsequent Contracts, (vi) all rights (but not the obligations) of the Seller under any motorcycle dealer agreements between the dealers (i.e. originators of certain Subsequent Contracts) and the Seller, (vii) all rights of Seller to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Subsequent Contracts and (viii) all proceeds and products of the foregoing.  It is the intention of the Seller and the Trust Depositor that the transfer contemplated by this Agreement shall constitute a sale of the Subsequent Contracts from the Seller to the Trust Depositor, conveying good title thereto free and clear of any Liens, and that the Subsequent Contracts shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy or similar law.

Section 4.              Representations and Warranties of the Seller.  (a) Seller hereby represents and warrants to the Trust Depositor that the representations and warranties of Seller in Section 3.01 of the Transfer and Sale Agreement are true and correct as of the Subsequent Transfer Date.

(b)           Seller hereby repeats and remakes with respect to the Subsequent Contracts as of the Subsequent Transfer Date (i) the representations and warranties of Seller in Sections 3.02, 3.03 and 3.04 of the Transfer and Sale Agreement, except that, with respect to subsection (b) of Section 3.03, (A) approximately [           ]% of the Principal Balance of the Contracts as of the Subsequent Cutoff Date is attributable to loans for purchases of new Motorcycles and approximately [           ]% is attributable to loans for purchases of used Motorcycles, and (B) no Contract was originated after the Subsequent Cutoff Date, as well as (ii) covenants to provide the certificate required by Section 2.02(h) (solely with respect to the Subsequent Contracts).

(c)           Seller hereby represents and warrants that (a) the aggregate Principal Balance of the Subsequent Contracts listed on the Subsequent List of Contracts and conveyed to the Trust Depositor pursuant to this Agreement is $[                   ] as of the Subsequent Cutoff Date, and (b) the conditions set forth in Section 2.04(b) of the Transfer and Sale Agreement have been satisfied as of the Subsequent Transfer Date.

Section 5.              Ratification of Agreement.  As supplemented by this Agreement, the Transfer and Sale Agreement is in all respects ratified and confirmed and, as so supplemented by this Agreement, shall be read, taken and construed as one and the same instrument.

Section 6.              Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 7.              Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

By:
Printed Name: Perry A. Glassgow
Title: Vice President and Treasurer

HARLEY-DAVIDSON CREDIT CORP.

By:
Printed Name: Perry A. Glassgow
Title: Vice President and Treasurer